Exhibit 99.1

BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS SECOND QUARTER 2022 RESULTS

SALT LAKE CITY, UTAH—August 8, 2022—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the second quarter ended June 30, 2022.

Total Revenue and Investment Income were $99.0 million and $104.9 million, respectively, for the quarter ended June 30, 2022. These increased 38% and 31%, respectively, from revenue and investment income figures of $72.0 million and $79.9 million, respectively, for the quarter ended June 30, 2021.

Net Income was $124.4 million for the quarter ended June 30, 2022, compared to $83.2 million for the quarter ended June 30, 2021, representing a 50% increase year-over-year. On a basic and diluted basis, net income attributable to Bridge per share of Class A common stock was $0.44.

Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) was $54.6 million, or $0.32 per share after-tax, for the quarter ended June 30, 2022, compared to $36.6 million, or $0.25 per share after-tax, for the quarter ended June 30, 2021 on a proforma basis, representing a 28% increase year-over-year on a per share basis.

Robert Morse, Bridge’s Executive Chairman, remarked, “Bridge reported its best quarter for distributable earnings in company history, increasing 14% from Q1 2022, against a more challenging macroeconomic backdrop. This was driven by strong margins and realizations. Our specialized investment approach and vertically integrated business model continue to drive attractive returns for our investors. While we acknowledge the challenges presented by current conditions for alternative asset managers broadly, we are well positioned to navigate the road ahead with long-term committed capital, a strengthened balance sheet and our carefully curated focus on some of the most attractive investment sectors within US real estate.”

Jonathan Slager, Bridge’s Chief Executive Officer, added “Bridge delivered another strong quarter with fundraising inflows of $1.5 billion and deployment of $938.2 million, increasing gross assets under management to $42.0 billion and fee earning assets under management to $15.5 billion, up 46% and 44% respectively, from a year ago. During the quarter, we completed the final closing of our Debt Strategies Fund IV, which raised $2.9 billion in equity commitments, almost two times the amount raised in the predecessor fund, demonstrating the scalability of our business. Bridge also had significant investment realizations in the second quarter to take advantage of continuing interest in U.S. real estate, especially for multifamily assets.”

Common Dividend

Bridge declared a quarterly dividend of $0.30 per share of its Class A common stock, payable on September 16, 2022 to its Class A common stockholders of record at the close of business on September 2, 2022.

Additional Information

Bridge Investment Group Holdings Inc. issued a full detailed presentation of its second quarter 2022 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Second Quarter 2022 Earnings Presentation.”

Conference Call and Webcast Information

The Company will host a conference call on August 9, 2022 at 8:30 a.m. ET to discuss its second quarter 2022 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (Toll Free) or 1-201-689-8721 (Toll/International) and requesting Bridge Investment Group Holdings Inc.’s Second Quarter 2022 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on August 23, 2022 and can be accessed by dialing 1-877-660-6853 (Toll Free) or 1-201-612-7415 (Toll/International), and providing the passcode 13731486.

About Bridge Investment Group

Bridge is a leading, vertically integrated real estate investment manager, diversified across specialized asset classes, with approximately $42.0 billion of assets under management as of June 30, 2022. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. real estate verticals: residential rental, office, development, logistics properties, net lease and real estate-backed credit.

Forward-Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward-looking statements are based on our beliefs, assumptions and expectations as of the date made of our future performance, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge Investment Group Holdings Inc. undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates.

Shareholder Relations:
Bonni Rosen
Bridge Investment Group Holdings Inc.
shareholderrelations@bridgeig.com

Media:
Charlotte Morse
Bridge Investment Group Holdings Inc.
(877) 866-4540
charlotte.morse@bridgeig.com

August 8, 2022 2nd Quarter 2022 Earnings Presentation

2 DISCLAIMER The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (the “SEC”) on March 18, 2022, which will be updated upon filing our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022, accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

GAAP INCOME STATEMENT

Unaudited GAAP Condensed Consolidated and Combined Statements of Operations

($ in thousands, except shares and per share amounts)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Revenues:				
Fund management fees	$ 49,380	$ 34,536	$ 102,080	$ 65,387
Property management and leasing fees	19,616	14,335	37,895	31,081
Construction management fees	2,426	2,065	4,312	3,891
Development fees	793	1,163	2,052	1,549
Transaction fees, net	17,643	16,242	39,641	21,568
Fund administration fees	3,657	—	7,297	—
Insurance premiums	2,845	2,022	5,261	3,916
Other asset management and property income	2,659	1,611	4,614	3,131
Total revenues	99,019	71,974	203,152	130,523
Investment income:				
Incentive fees	—	—	—	910
Performance allocations: realized gains	33,581	35,629	42,518	41,185
Performance allocations: unrealized gains	70,116	43,248	135,978	57,967
Earnings (losses) from investments in real estate	1,251	980	1,291	976
Total investment income	104,948	79,857	179,787	101,038
Expenses:				
Employee compensation and benefits	46,693	42,306	94,172	69,457
Incentive fee compensation	—	—	—	82
Performance allocations compensation: realized gains	2,165	3,747	2,725	4,241
Performance allocations compensation: unrealized gains	7,987	6,048	17,225	7,477
Loss and loss adjustment expenses	1,439	2,132	3,191	2,917
Third-party operating expenses	6,749	6,117	13,517	14,743
General and administrative expenses	9,769	5,392	19,277	9,492
Depreciation and amortization	887	727	1,520	1,480
Total expenses	75,689	66,469	151,627	109,889
Other income (expense):				
Realized and unrealized gains (losses), net	3,489	300	3,916	6,097
Interest income	1,353	557	2,562	1,165
Interest expense	(2,901)	(2,554)	(4,522)	(4,140)
Total other income (expense)	1,941	(1,697)	1,956	3,122
Income before provision for income taxes	130,219	83,665	233,268	124,794
Income tax provision	(5,837)	(424)	(11,382)	(834)
Net income	124,382	83,241	221,886	123,960
Net income attributable to non-controlling interests in subsidiaries of Bridge Investment Group Holdings LLC	49,748	5,815	86,461	9,764
Net income attributable to Bridge Investment Group Holdings LLC	74,634	77,426	135,425	114,196
Net income attributable to Common Control Group prior to Transactions and IPO	—	77,426	—	114,196
Net income attributable to non-controlling interests in Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	61,694	—	112,714	—
Net Income attributable to Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	$ 12,940	$ —	$ 22,711	$ —
Earnings per share of Class A common stock - Basic and Diluted	$ 0.44		$ 0.79	
Weighted-average shares of Class A common stock outstanding - Basic and Diluted	24,029,107		23,581,393	

Financial Results

- GAAP Net Income was $124.4 million for the quarter, a 50% year-over-year increase
- GAAP Net Income attributable to Bridge Investment Group Holdings Inc. was $12.9 million
- Earnings per share of Class A common stock - basic and diluted was $0.44 and $0.79 for the quarter and year-to-date, respectively

BRIDGE INVESTMENT GROUP

3

NON-GAAP INCOME STATEMENT SUMMARY

($ in thousands)	Three Months Ended June 30, 2022	2021 Pro Forma	YoY % growth	Six Months Ended June 30, 2022	2021 Pro Forma	YoY % growth
NON-GAAP MEASURES INCOME STATEMENT						
Fund level fee revenues						
Fund management fees	$ 49,380	$ 34,545		$ 102,080	$ 65,404	
Transaction fees, net	17,643	16,242		39,641	21,568	
Total Fund-level fee revenues	67,023	50,787	32 %	141,721	86,972	63 %
Net earnings from Bridge property operators	2,108	1,988		4,318	4,081	
Development fees	793	1,163		2,052	1,549	
Fund administration fees	3,657	—		7,297	—	
Other asset management and property income	2,659	1,611		4,614	3,131	
Fee Related Revenues	76,240	55,549	37 %	160,002	95,733	67 %
Cash-based employee compensation and benefits	(30,120)	(21,403)		(61,946)	(41,712)	
Net administrative expenses	(6,617)	(3,394)		(13,340)	(5,662)	
Fee Related Expenses	(36,737)	(24,797)		(75,286)	(47,374)	
Total Fee Related Earnings	39,503	30,752	28 %	84,716	48,359	75 %
Fee Related Earnings Margin	52 %	55 %		53 %	51 %	
Total Fee Related Earnings attributable to non-controlling interests	977	(5,829)		1,127	(8,477)	
Total Fee Related Earnings to the Operating Company	40,480	24,923	62 %	85,843	39,882	115 %
Fund level - performance fee revenues						
Realized performance allocations and incentive fees	33,581	35,629	(6)%	42,518	42,095	1 %
Realized performance allocations and incentive fees compensation	(2,165)	(2,223)		(2,725)	(2,652)	
Net realized performance allocations attributable to non-controlling interests	(18,409)	(20,593)		(24,502)	(25,078)	
Net insurance income	1,406	(110)		2,070	999	
Earnings from investments in real estate[1]	1,251	980		1,291	936	
Net interest income/(expense) and realized gain/(loss)	(1,529)	(1,995)		(1,979)	(2,624)	
Distributable Earnings Attributable to the Operating Company	$ 54,615	$ 36,611	49 %	$ 102,516	$ 53,558	91 %

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders

Fund-Level Fees

- Strong growth in recurring fund management fees driven by 44% year-over-year increase in FEAUM for the 2nd quarter 2022
- Includes fund administration fees from internalization of fund administration

Fee Related Earnings

- Growth driven by continued FEAUM growth

Realized Performance Fees

- Performance fees were mostly driven by realizations in the Multifamily vertical

BRIDGE INVESTMENT GROUP

4

5 $69 $77 $108 $181 $166 $254 $186 $319 Recurring Fund Management Fee Revenue Catchup Fund Management Fee Revenue Transaction and Other Fee Revenue 2016 2017 2018 2019 2020 2021 LTM 2Q21 LTM 2Q22 $6.4 $10.3 $14.5 $20.0 $25.2 $36.3 $28.7 $42.0 2016 2017 2018 2019 2020 2021 Q2 2021 Q2 2022 Gross Assets Under Management (AUM) ($ in Bn) Fee-Related Revenue ($ in MM) PROVEN RECORD OF STRONG AND STEADY GROWTH ~40% 5-Yr CAGR (2Q’17 – 2Q’22) ~46% YoY Growth (2Q'21 vs 2Q'22) Fund Mgmt. Fees (Recurring & Catchup): ~34% 5-Yr CAGR Total Fee-Related Revenue: ~35% 5-Yr CAGR (2Q’17 – 2Q’22) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees) 1 1

2nd QUARTER 2022 OVERVIEW

Bridge achieved record results across several key indicators

Financial Highlights

($ in MM, except per share data or as noted)	Q2 2022	Q2 2021	YoY Change %	YTD 2022	YTD 2021	YoY Change %
Total Revenue	$99.0	$72.0	38%	$203.2	$130.5	56%
Fee Related Earnings ("FRE") to the Operating Company	$40.5	$24.9	62%	$85.8	$39.9	115%
Distributable Earnings ("DE") of the Operating Company	$54.6	$36.6	49%	$102.5	$53.6	91%
After-tax DE per share	$0.32	$0.25	28%	$0.60	$0.37	62%

Key Operating Metrics

	Q2 2022	Q2 2021	YoY Change %	YTD 2022	YTD 2021	YoY Change %
Gross AUM	$42.0 Bn	$28.7 Bn	46%	$42.0 Bn	$28.7 Bn	46%
Fee-Earning AUM	$15.5 Bn	$10.8 Bn	44%	$15.5 Bn	$10.8 Bn	44%
Capital Raised	$1.5 Bn	$1.1Bn	36%	$2.6 Bn	$1.2Bn	117%
Capital Deployed	$938.2	$998.0	(6)%	$1.6 Bn	$1.2Bn	33%
Dry Powder	$3.2 Bn	$1.7 Bn	88%	$3.2 Bn	$1.7 Bn	88%
Realized Performance Allocations	$33.6	$35.6	(6%)	$42.5	$42.1	1%
Unrealized Accrued Performance Allocations	$575.5	$246.6	133%	$575.5	$246.6	133%

Business Update

- Declared quarterly dividend of $0.30 per share of Class A common stock, payable on Sep 16, 2022 to stockholders of record on Sep 2, 2022.
- Recently announced the launches of Bridge Solar and Bridge Ventures strategies
- On June 3, 2022, the Company entered into a $150 million note purchase agreement, pursuant to which Bridge Investment Group Holdings LLC issued two tranches of notes in a private placement offering with a weighted-average interest rate and duration of 5.05% and 11 years, respectively. These transactions funded subsequent to quarter-end on July 12, 2022.
- In addition, the Company refinanced its existing Senior Secured Credit Facility ("Credit Facility"), increasing it from $75 million to $125 million.

All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

6

2nd QUARTER FINANCIAL RESULTS 7

8 • $1.5 billion of capital raised in Q2 2022 driven by Multifamily, Workforce & Affordable Housing, Single-Family Rental, Opportunity Zone & Debt strategies • $938.2 of deployment driven mostly by Multifamily, Workforce & Affordable Housing, Single-Family Rental, Opportunity Zone & Debt strategies Equity Raised ($ in MM) FEE EARNING AUM DRIVERS Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn) Total AUM: $22 $23 $25 $26 $29 $32 $36 $39 $42 $129 $392 $1,657 $175 $1,056 $1,493 $2,307 $1,101 $1,498 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $621 $696 $1,137 $212 $998 $1,303 $2,060 $639 $938 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $9.0 $9.2 $10.2 $10.3 $10.8 $12.1 $13.4 $14.7 $15.5 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022

9 Management Fees ($ in MM) 2nd QUARTER – FEE RELATED REVENUE SUMMARY Transaction Fees ($ in MM) All Other Fees ($ in MM) • Fund management fees includes $4.0 million of Catch-Up Fees in Q2 • All other fees includes Fund Administration Fees of $3.7 million in the second quarter, in which the Operating Company began earning in Q1 2022 Fee Related Revenue ($ in MM) $8 $5 $19 $5 $16 $22 $32 $22 $18 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $26 $27 $32 $31 $35 $41 $50 $53 $49 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $6 $4 $3 $4 $5 $8 $6 $10 $9 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $40 $36 $54 $40 $56 $70 $88 $84 $76 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022

10 1 Weighted-average fund life for closed-end funds as of June 30, 2022 2 Weighted-average fund life for closed-end funds as of June 30, 2021 3 As of June 30, 2022 LONG DURATION CAPITAL DRIVES FEE VISIBILITY FEAUM by Remaining Duration3 • $1.5 billion raised in 2nd quarter continued to drive strong recurring Fund Management Fee growth • Capital commitments raised in 2nd quarter averaged 9.7 years in duration • In addition to fund lives increasing in duration, we have two open-end perpetual funds – Agency MBS and Net Lease Income • Our weighted-average FEAUM by remaining duration is 7.9 years1 versus 7.4 years at the end of the 2nd quarter 20212 10+ Years, 37% 7-10 Years, 26% 5-7 Years, 13% 3-5 Years, 18% 0-3 Years, 4% Perpetual, 2%

11 Fee Related Earnings to the Operating Company ($ in MM) 1All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 2nd QUARTER – EARNINGS SUMMARY Distributable Earnings to the Operating Company ($ in MM)1 • Bridge delivered its best second quarter for Distributable Earnings in the Company’s history • Fee Related Earnings driven by continued FEAUM growth and healthy margins - Q2 2022 impacted by timing of catch-up and transaction fees • Q2 2022 includes the impact of collapsing the 2019 profits interests which was accretive to the Operating Company Fee Related Earnings & Margin ($ in MM) $23 $16 $31 $18 $31 $42 $50 $45 $40 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $20 $14 $23 $15 $25 $30 $36 $45 $40 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $22 $15 $34 $17 $37 $42 $39 $48 $55 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 58% 45% 57% 44% 55% 60% 57% 54% 52%Margin:

12 +363% (98% CAGR) PERFORMANCE FEE SUMMARY Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations1 ($ in MM) 1 Based on fair value one quarter in arrears. All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period 2 As of June 30, 2022 Performance Fees & Realizations ($ in MM) • Carry-eligible AUM of $15.5 billion, over 99% of FEAUM • Accrued performance allocations attributable to the operating company is $219.2 million • Pipeline for future performance-driven Distributable Earnings is significant • Quarterly realization pace and performance fees will vary based upon market conditions 12 $124 $139 $199 $203 $247 $302 $440 $505 $576 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $5.3 $4.4 $28.5 $6.5 $35.6 $31.0 $10.3 $8.9 $33.6 Net performance fees to the Operating Company - realized Gross performance fees to the Operating Company - realized Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 2015 16.4% 2016 3.1% 2017 18.2%2018 57.0% Post 2018 5.3%

COMPELLING INVESTMENT-LEVEL TRACK RECORD

Closed-End Funds (Investment Period Beginning, Ending Date)	As of June 30, 2022 Fund Gross IRR	Fund Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2012)	21.0 %	15.3 %
Bridge Multifamily II (Apr 2012, Mar 2015)	30.2 %	23.4 %
Bridge Multifamily III (Jan 2015, Jan 2018)	28.2 %	21.8 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	42.9 %	33.6 %
Total Multifamily Funds	29.7 %	23.4 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	37.1 %	29.9 %
Total Workforce & Affordable Housing Funds	37.1 %	29.9 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	4.9 %	2.5 %
Bridge Seniors II (Mar 2017, Mar 2020)	10.0 %	6.9 %
Total Seniors Housing Funds	7.0 %	4.3 %
Office		
Bridge Office I (Jul 2017, Jul 2020)	5.0 %	2.2 %
Bridge Office II (Dec 2019, to present)	28.9 %	19.5 %
Total Office Funds	8.2 %	4.3 %
Total Equity Strategies Funds	23.6 %	17.7 %
Debt Strategies		
Bridge Debt I (Sep 2014, Sep 2017)	8.3 %	5.7 %
Bridge Debt II (July 2016, July 2019)	11.5 %	8.9 %
Bridge Debt III (May 2018, May 2021)	12.6 %	9.8 %
Bridge Debt IV (Nov 2020, to present)	8.1 %	6.1 %
Total Debt Strategies Funds	11.4 %	8.8 %

This is a summary only. See the "Appendix: Fund Performance Summary" for full details and notes regarding investment performance metrics

- Continued strong performance for residential housing funds driven by Bridge's vertical integration approach
- Performance is driving demand for new commitments in our newly launched vehicles
- Multifamily Fund II, III, IV and Workforce Housing Fund I were ranked in the first quartile by Preqin[1]
- Excludes performance for strategies currently raising capital including: Multifamily, Workforce & Affordable Housing, Logistics, Net Lease Income, Single-Family Rental, Development, Agency MBS

[1] Includes value-add strategies as of Q1 2022. Preqin rankings based on self-reported data and do not imply an endorsement from Preqin or any other organization.

BRIDGE INVESTMENT GROUP
13

DISTRIBUTABLE EARNINGS AND CAPITALIZATION

After-Tax Distributable Earnings Per Share[1]



$0.15
$0.10
$0.24
$0.12
$0.25
$0.26
$0.26
$0.28
$0.32
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Capitalization Highlights

- Ample capital, a substantial amount of unrealized performance fees and relatively low debt
- Bolstered Balance Sheet with issuance of $150 million senior notes which funded subsequent to quarter-end on July 12, 2022
- In addition, refinanced existing Senior Secured Credit Facility ("Credit Facility"), increasing it from $75 million to $125 million
- Declared $0.30 dividend for the 2nd quarter 2022
- Policy is to pay substantially all our after-tax distributable earnings as dividends

Balance Sheet ($ in MM) As of June 30, 2022

Assets		
Cash and cash equivalents	$	102.8
Restricted cash		7.4
Marketable securities, at fair value		10.8
Receivables from affiliates		34.2
Notes receivable from affiliates		66.1
Other assets		44.8
Other investments		73.4
Accrued performance allocations		575.5
Intangible assets, net		5.9
Goodwill		56.0
Deferred tax assets, net		65.2
Total assets	$	1,042.1
Liabilities		
Accrued performance allocations compensation	$	58.7
Accrued compensation and benefits		28.7
Accounts payable and accrued expenses		25.2
Due to affiliates		51.3
General partner notes payable, at fair value		12.4
Insurance loss reserves		8.5
Self-insurance reserves and unearned premiums		3.5
Other liabilities		24.4
Notes payable		148.4
Total liabilities	$	361.1

[1] All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

14

INTRODUCTION TO BRIDGE 15

INTRODUCING BRIDGE INVESTMENT GROUP

A leading vertically integrated real estate investment manager, diversified across specialized asset classes

Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management

Ranked #13 global private equity real estate firm (June 2022) & #14 global real estate debt fund manager (May 2022) for fundraising by PERE

Loyal global investor base with ~$15.4Bn of capital raised over the last five years[2]

Track record of strong organic and inorganic growth with proven ability to grow new business lines

Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$42.0Bn
Gross AUM

$184MM
LTM Pre-Tax Distributable Earnings

~30%
FY16-FY21 Fee-Related Earnings CAGR

~11,700 / ~210
Individual Clients / Institutional and Family Offices

~$500MM+
Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Debt Strategies
Agency MBS 6.8%
Multifamily 23.1%
Debt 27.6%
Workforce & Affordable Housing 12.0%
Net Lease Income 0.8%
Logistics 1.1%
Office 5.9%
Development 10.5%
Single-Family Rental 2.0%
Seniors Housing 10.4%
Equity Strategies

[1] As of June 30, 2022
[2] From January 1, 2017 through December 31, 2021

BRIDGE INVESTMENT GROUP
16

17 Strong Tailwinds from Favorable Market Trends Diversified and Synergistic Business Model Spanning Residential Rental, Office, Development, Logistics and Real Estate-Backed Credit Vertically Integrated Business Model and Scalable Infrastructure Drive Competitive Advantages and Attractive Investment Returns National Footprint with High-Touch Operating Model and Local Expertise High Proportion of Recurring Fees and “Sticky” Contractual Revenue Streams from Long-duration Capital Proven Record of Fundraising Success with a Loyal Investor Base Significant Organic and Inorganic Opportunities to Accelerate Growth Long-tenured Senior Management Team with High Alignment and Support of Deep and Talented Employee Pool BRIDGE INVESTMENT GROUP KEY INVESTMENT HIGHLIGHTS

18 Bridge has continued to expand into high-growth asset classes to complement existing investment verticals FIVE NEW INVESTMENT STRATEGIES LAUNCHED WITHIN THE LAST YEAR • Investment Strategy: In partnership with Lumen Energy, seeks to create value through the production of clean energy by building and operating renewable energy infrastructure on existing commercial properties, while at the same time providing owners and tenants a discount to market energy prices • Market Opportunity: Participation in a growing sector with anticipated strong demand for green energy fueled by price sensitivity, environmental awareness and regulatory pressure • Team Experience: The Bridge Solar principals have more than 60+ years of collective experience and relationships across the real estate industry in multiple asset classes as well as decades of experience in commercializing & financing energy technologies that have led to the development of over 600 MW of onsite power generation systems for major property owners. Solar PropTech • Investment Strategy: Seeks to identify and invest in transformative real estate technology companies (i.e., PropTech) that are positioned to drive revenue and operating improvements in the built world • Market Opportunity: Real estate owners are adopting PropTech solutions in a significant way in the post-pandemic era, catalyzed by the growth of e-commerce, remote workplaces, ESG adoption and the digitization of real estate • Team Experience: The Bridge Ventures team brings over 25 years of relevant experience in technology, real estate investing and building and operating high growth technology companies with on-the-ground technology and real estate experience providing differentiated capabilities to source, evaluate, identify, and scale future high growth companies Single- Family Rental • Investment Strategy: Bridge acquired the majority ownership of the management platform of Gorelick Brothers Capital (“GBC”) and launched a single-family rental (“SFR”) strategy within Bridge (“Bridge Homes”). Bridge Homes has been seeded with a portfolio of approximately 2,700 homes in 14 markets, concentrated in the Sunbelt and certain Midwest markets of the United States and seeks to construct a recession resilient portfolio across build-to-rent, bulk purchases, and 1x1 acquisitions • Market Opportunity: Continued lack of affordable housing backed by demographic tailwinds and a fragmented single- family rental market with low institutional ownership approximating only 2% • Team Experience: The Single-Family Rental team is made up of industry pioneers with a demonstrated ability to source, manage, and scale SFR assets

19 Bridge has continued to expand into high-growth asset classes to complement existing investment verticals FIVE NEW INVESTMENT STRATEGIES LAUNCHED WITHIN THE LAST YEAR (CON'T) Logistics • Investment Strategy: Targets a balanced portfolio of logistics assets with allocation across income, value-add, and development opportunities seeing price dislocation, operational upside, and innovative redevelopment in markets where there is a confluence of existing and increasing population density, rapid e-commerce adoption, and constrained supply • Market Opportunity: Demographic growth coupled with significant shifts in consumer behaviors, including rapid e-commerce adaptation, are driving a transformative evolution within supply chains and last mile logistics demand • Team Experience: The Bridge Logistics Properties Principals have 40+ years of collective experience across acquisition, repositioning, and development of global logistics assets, totaling over $20 billion of transaction volume Net Lease Income • Investment Strategy: Invests in mission critical industrial, manufacturing, logistics and other critical business infrastructure real estate located in prime growth and logistically connected markets leased to high-quality credit tenants • Market Opportunity: Selectively acquire attractively priced mission critical industrial assets anchored by high quality credit tenants in an overlooked subset of industrial real estate • Team Experience: The Bridge Net Lease Income investment team has decades of sector expertise and deep marketplace relationships to identify attractive opportunities designed to generate stable high yielding income and long- term real estate appreciation

20 VERTICALLY INTEGRATED BUSINESS MODEL DRIVES COMPETITIVE ADVANTAGES AND ATTRACTIVE INVESTMENT RETURNS Operational impact and alpha generation enhanced by collaborative teams Bridge’s operational expertise extends beyond asset management and includes a full spectrum of alpha-generating services Bridge’s ability to offer specialized operational capabilities translates directly to investor returns

DIFFERENTIATED DATA-DRIVEN INVESTMENT STRATEGY ENABLED BY SPECIALIZED UNDERWRITING CAPABILITIES

Bridge's deep expertise and vertically integrated platform facilitate a comprehensive top-down investment strategy supported by specialized asset level underwriting

Data-Driven Top-Down Investment Strategy

- Utilizes a comprehensive, data-driven approach to analyze macroeconomic trends & identify compelling investment opportunities
- Analytical metrics include detailed demand forecasts, supply forecasts and marking pricing, all at the local level
- Extensive underwriting and transactional experience helps secure off-market deals
- Bridge's identified "target markets" are projected to outperform substantially on key metrics[1]

Bottom-up Underwriting Capabilities

- Nationwide on-the-ground footprint allows Bridge to uncover the most attractive opportunities in its target markets
- Proprietary Bridge business intelligence tool supports both underwriting of new investments & value maximization of investments
- Benefits across investment strategies: for example, Bridge Multifamily property management team conducts physical due diligence of multifamily assets for potential loan investments by Debt Strategies

Analytics & Geospatial Models



23.1K
9.60M
25
318K
1.89

Yardi Customizations to Drive Multifamily Alpha



Avg Days Notice Until Move Out
Past 13 Months
34.27
Past 13 Months
Avg Notice Back Date Days
Past 13 Months
3.98
Past 13 Months
Avg Move Out Back Date Days
Past 13 Months
1.62
Past 13 Months
Average pro forma Rent
Sep-2018
$1,088
Sep-2017 to Sep-2018
Average In Place Rent
8/31/2018
$1,104
Past 13 Months
Reference Asking Rent Per Unit
8/31/2018
$1,194
Past 13 Months

[1] Such as higher household formation growth or higher office-using employment growth

BRIDGE INVESTMENT GROUP

21

22 12 AUM MIX IS WELL DIVERSIFIED ACROSS OUR STRATEGIES Gross AUM1 Fee-Earning AUM1 Multifamily 23% Workforce & Affordable Housing 12% Seniors Housing 10% Single-Family Rental 2% Development 10% Office 6% Logistics 1% Net Lease Income 1% Debt 28% Agency MBS 7% Multifamily 20% Workforce & Affordable Housing 11% Seniors Housing 10% Single-Family Rental 1% Development 23% Office 5% Logistics 2% Net Lease Income 1% Debt 26% Agency MBS 1% 1 As of June 30, 2022

BALANCED INVESTOR BASE

Bridge's Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth

Fund Investor by Geography[1]


Rest of World
34%
US
66%

Fund Investor by Type[1]


Institutional
35%
Individual
65%

- During Q2 2022, 55% of capital was raised internationally and 63% came from institutional investors
- Global fund investor base across ~11,920 total investors, including ~210 institutional investors / family offices and ~11,700 individual investors

- Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world
- 15 new prominent global institutional investors finalized fund commitments during the quarter
- AIFM license in Luxembourg approved July 2022, which will open up marketing efforts in Europe in a more direct and efficient manner

[1] Based on committed capital as of June 30, 2022

BRIDGE INVESTMENT GROUP
23

TRACK RECORD OF FUNDRAISING SUCCESS WITH A LOYAL INVESTOR BASE

Bridge enjoys a diverse investor base with many repeat investors

High Proportion of Repeat Investors[1, 2]



Non-Repeat
26.7%
Repeat Investors
73.3%

High Proportion of Investors Invested Across Multiple Funds[1]



Invested
in Single Fund
41.3%
Invested
Across
Multiple Funds
58.7%

LP Composition[1]



Fund of Funds
7.4%
Employees
2.4%
Insurance,
Bank,
Foundation
14.2%
Wealth
Management
38.3%
Family Office,
HNW, RIA
18.7%
SWF, Pension
19.0%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist

[1] Based on committed capital as of June 30, 2022
[2] Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of June 30, 2022

BRIDGE INVESTMENT GROUP
24

ESG INITIATIVES ARE CORE TO OUR CULTURE

Our commitment to ESG spans our organization as we seek to analyze, integrate and report ESG metrics across our assets, investments, and practices.



ENVIRONMENTAL
MEASURING
CROSS-DIVISIONAL INTEGRATION
BRIDGE INVESTMENT GROUP
REPORTING
SOCIAL / COMMUNITY & CITIZENSHIP
GOVERNANCE
SOCIAL

Measuring

- Seeking to integrate ESG parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection.
- Seeking measurement and reporting of energy, emissions, water, and waste to steadily improve environmental performance across Value-Add Multifamily, Workforce & Affordable Housing ("WFAH"), Office, and Seniors Housing strategies and communities.

Social / Community & Citizenship

- Passionate community revitalization mindset, with dedicated social & community programming funded by the Bridge Community Enhancement Initiative ("BCEI")[1], integrated into WFAH assets.
- Firmwide citizenship initiatives such as Charitable Giving, Employee Engagement, and Employee Resource Groups
- Engage with CERES, NCREIF, Sorenson Impact, and PropTech firms for continuous dialogue on ESG best practices and new technologies.
- Employee, resident, and tenant engagement to promote sustainable and healthy practices.

Reporting

- Seeking alignment with industry-leading benchmarks and global frameworks such as Global Impact Investing Network's 1 ("GIIN") & UN Principles for Responsible Investment ("UNPRI"), which provides unbiased assessment of progress and best practices.
- Completed GRESB reporting submissions in 2021 and 2022.[2]
- Support the achievement of the United Nations Sustainable Development Goals ("SDGs") in its annual ESG report and GIIN IRIS metrics for WFAH.[1]

Cross-Divisional Integration

- Cross-functional ESG Steering Committee and integration of business lines and leadership for decision making, opportunity assessment, and risk mitigation.
- Dedicated Climate Change Task Force to increase awareness of climate risks and opportunities.
- Diversity, Equity and Inclusion ("DE&I") Committee to drive progress at all levels of the organization.

Select Associations

PRI Principles for Responsible Investment
GRESB
TCFD Task Force on Climate-Related Financial Disclosures
Sustainable Development Goals
Ceres
GIIN

Select ESG Awards[3]

- 2021 & 2022 Environmental Finance Social Fund of the Year
- 2021 Pension Bridge ESG Strategy of the Year Award
- 2021 ESG Investing Awards: Private Equity

[1] For our Workforce and Affordable Housing Funds
[2] Bridge completed its first GRESB reporting submission in 2021 for Bridge Workforce and Affordable Housing Fund I and Bridge Office Fund II and submitted its 2022 GRESB reports recently for the aforementioned funds, as well as for Bridge Multifamily Fund IV and Bridge Seniors Housing Fund II.
[3] For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

BRIDGE INVESTMENT GROUP
25

APPENDIX 26

27 Appendix Unaudited GAAP Condensed Consolidated Balance Sheets As of ($ in thousands) June 30, 2022 December 31, 2021 Assets (Unaudited) (Audited) Cash and cash equivalents $ 102,777 $ 78,417 Restricted cash 7,401 5,455 Marketable securities, at fair value 10,777 8,035 Receivables from affiliates 34,186 35,379 Notes receivable from affiliates 66,104 118,508 Other assets 44,836 44,463 Other investments 73,395 44,006 Accrued performance allocations 575,527 439,548 Intangible assets, net 5,862 3,441 Goodwill 55,982 9,830 Deferred tax assets, net 65,221 59,210 Total assets $ 1,042,068 $ 846,292 Liabilities and shareholdersʼ equity Accrued performance allocations compensation $ 58,688 $ 41,020 Accrued compensation and benefits 28,655 15,107 Accounts payable and accrued expenses 25,221 13,586 Due to affiliates 51,302 46,134 General Partner notes payable, at fair value 12,364 12,003 Insurance loss reserves 8,540 8,086 Self-insurance reserves and unearned premiums 3,515 3,504 Other liabilities 24,430 8,973 Notes payable 148,356 148,142 Total liabilities $ 361,071 $ 296,555 Total shareholdersʼ equity $ 680,997 $ 549,737 Total liabilities and shareholdersʼ equity $ 1,042,068 $ 846,292

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]					Actual			
	Three Months Ended								
($ in thousands)	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Net income	$ 3,624	$ 29,133	$ 93,171	$ 38,378	$ 84,031	$ 118,882	$ 165,786	$ 97,505	$ 124,382
Income tax provision	984	1,235	2,829	1,703	2,340	2,607	4,821	5,545	5,837
Income before provision for income taxes	4,608	30,368	96,000	40,081	86,371	121,489	170,607	103,050	130,219
Depreciation and amortization	672	672	1,198	753	727	699	651	633	887
Less: Unrealized performance allocations	21,251	(14,626)	(49,639)	(14,729)	(43,204)	(53,042)	(137,638)	(65,862)	(70,116)
Plus: Unrealized performance allocations compensation	(922)	599	3,348	623	2,540	2,682	20,910	9,238	7,987
Less: Unrealized (gains)/losses	72	176	225	(5,780)	(317)	(2,565)	(705)	(479)	(3,483)
Plus: Other Expenses	—	—	—	—	—	—	1,723	—	—
Plus: Share-based compensation	2,678	2,679	7,287	3,133	16,916	2,452	3,592	7,264	6,553
Less: Net realized performance allocations attributable to non-controlling interests	(3,193)	(2,599)	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)
Less: Net income attributable to non-controlling interests in subsidiaries	(3,544)	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977
Distributable Earnings attributable to the Operating Company	$ 21,622	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615
Realized performance allocations and incentive fees	(5,336)	(4,437)	(28,493)	(6,467)	(35,629)	(30,999)	(10,345)	(8,937)	(33,581)
Realized performance allocations and incentive fees compensation	293	278	1,704	429	2,223	1,855	648	560	2,165
Net realized performance allocations attributable to non-controlling interests	3,193	2,599	15,827	4,486	20,593	17,142	5,913	6,094	18,409
Net insurance income	(253)	(685)	(1,660)	(1,108)	110	(1,101)	124	(665)	(1,406)
(Earnings) losses from investments in real estate	102	(163)	(909)	43	(980)	(823)	(333)	(40)	(1,251)
Net interest (income)/expense and realized (gain)/loss	8	1,310	1,751	630	1,995	1,381	848	450	1,529
Net income attributable to non-controlling interests	3,544	2,368	8,133	2,648	5,829	12,154	14,568	(150)	(977)
Total Fee Related Earnings	$ 23,173	$ 16,171	$ 30,812	$ 17,608	$ 30,752	$ 42,028	$ 50,082	$ 45,212	$ 39,503
Less: Total Fee Related Earnings attributable to non-controlling interests	(3,544)	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977
Total Fee Related Earnings to the Operating Company	$ 19,629	$ 13,803	$ 22,679	$ 14,960	$ 24,923	$ 29,874	$ 35,514	$ 45,362	$ 40,480

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

28

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]				Actual				
	Three Months Ended								
($ in thousands)	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Fund-level fee revenues									
Fund management fees	$ 25,723	$ 26,635	$ 32,180	$ 30,860	$ 34,545	$ 40,576	$ 49,965	$ 52,700	$ 49,380
Transaction fees	8,294	5,085	18,574	5,326	16,242	21,907	31,598	21,998	17,643
Total net fund level fee revenues	34,017	31,720	50,754	36,186	50,787	62,483	81,563	74,698	67,023
Net earnings from Bridge property operators	3,308	2,388	1,171	2,094	1,988	4,969	2,469	2,939	2,108
Development fees	373	738	651	386	1,163	1,018	1,136	1,259	793
Fund administration fees	—	—	—	—	—	—	320	3,640	3,657
Other asset management and property income	2,343	1,147	1,327	1,520	1,611	1,533	2,329	1,955	2,659
Fee Related Revenues	40,041	35,993	53,903	40,186	55,549	70,003	87,817	84,491	76,240
Cash-based employee compensation and benefits	(14,280)	(16,754)	(21,653)	(20,308)	(21,403)	(23,173)	(31,228)	(32,539)	(30,120)
Net administrative expenses	(2,588)	(3,068)	(1,438)	(2,270)	(3,394)	(4,802)	(6,507)	(6,740)	(6,617)
Fee Related Expenses	(16,868)	(19,822)	(23,091)	(22,578)	(24,797)	(27,975)	(37,735)	(39,279)	(36,737)
Total Fee Related Earnings	23,173	16,171	30,812	17,608	30,752	42,028	50,082	45,212	39,503
Net income attributable to non-controlling interests	(3,544)	(2,368)	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977
Total Fee Related Earnings to the Opearting Company	19,629	13,803	22,679	14,960	24,923	29,874	35,514	45,362	40,480
Realized performance allocations and incentive fees	5,336	4,437	28,493	6,467	35,629	30,999	10,345	8,937	33,581
Realized performance allocations and incentive fees compensation	(293)	(278)	(1,704)	(429)	(2,223)	(1,855)	(648)	(560)	(2,165)
Net realized performance allocations attributable to non-controlling interests	(3,193)	(2,599)	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)
Net insurance income	253	685	1,660	1,108	(110)	1,101	(124)	665	1,406
Earnings (losses) from investments in real estate	(102)	163	909	(43)	980	823	333	40	1,251
Net interest income/(expense) and realized gain/(loss)	(8)	(1,310)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)
Distributable Earnings attributable to the Operating Company	$ 21,622	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

29

Appendix

Unaudited Historical Pro Forma & Actual Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Pro Forma[1]					Actual			
	Three Months Ended								
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Numerator									
Distributable Earnings ("DE") attributable to the Operating Company	$ 21,622	$ 14,901	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615
Less: DE attributable to non-controlling interest in the Operating Company	(16,748)	(11,542)	(26,692)	(13,127)	(28,359)	(33,792)	(29,957)	(37,380)	(42,256)
Proforma DE attributable to Bridge Investment Group Holdings, Inc.	4,874	3,359	7,767	3,820	8,252	8,627	8,702	10,520	12,359
Less: Income allocated to participating Restricted Shares	(424)	(292)	(676)	(332)	(718)	(823)	(743)	(1,897)	(2,126)
Proforma DE available to common shareholders--Basic and Diluted	4,450	3,067	7,091	3,488	7,534	7,804	7,959	8,623	10,233
Less: Tax expense	(1,112)	(767)	(1,773)	(872)	(1,884)	(1,951)	(1,990)	(2,156)	(2,558)
Proforma after-tax DE available to common shareholders--Basic and Diluted	3,337	2,300	5,319	2,616	5,651	5,853	5,969	6,467	7,675
Denominator									
Weighted-average shares of Class A Common stock outstanding--Basic and Diluted	22,284,351	22,284,351	22,284,351	22,284,351	22,284,351	22,284,351	22,742,137	23,138,030	24,029,107
After-Tax Non-GAAP Distributable Earnings Per Share									
Basic and Diluted	$ 0.15	$ 0.10	$ 0.24	$ 0.12	$ 0.25	$ 0.26	$ 0.26	$ 0.28	$ 0.32

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP

30

Appendix

Non-GAAP to GAAP Reconciliation - Historical Pro Forma & Actual

($ in thousands)	Pro Forma[1] 6/30/2020	Pro Forma[1] 9/30/2020	Pro Forma[1] 12/31/2020	Pro Forma[1] 3/31/2021	Pro Forma[1] 6/30/2021	Actual 9/30/2021	Actual 12/31/2021	Actual 3/31/2022	Actual 6/30/2022
	Three Months Ended								
Cash-based employee compensation and benefits	$ 14,280	$ 16,754	$ 21,653	$ 20,308	$ 21,403	$ 23,173	$ 31,228	$ 32,539	$ 30,120
Compensation expense of Bridge property operators	5,172	5,685	6,925	6,002	6,279	6,138	6,667	7,677	10,020
Share based compensation	2,678	2,679	7,287	3,133	16,916	2,452	3,592	7,264	6,553
Employee compensation and benefits	$ 22,130	$ 25,118	$ 35,865	$ 29,443	$ 44,598	$ 31,763	$ 41,487	$ 47,480	$ 46,693
Administrative expenses, net of Bridge property operators	$ 2,588	$ 3,068	$ 1,438	$ 2,270	$ 3,394	$ 4,802	$ 6,507	$ 6,740	$ 6,617
Administrative expenses of Bridge property operators	1,476	1,380	2,601	1,830	1,997	1,901	2,112	2,768	3,152
General and administrative expenses	$ 4,064	$ 4,448	$ 4,039	$ 4,100	$ 5,391	$ 6,703	$ 8,619	$ 9,508	$ 9,769
Unrealized gains/(losses)	$ (72)	$ (176)	$ (225)	$ 5,780	$ 317	$ 2,565	$ 705	$ 479	$ 3,483
Other expenses from Bridge property operators	(21)	(53)	(22)	(21)	(19)	(18)	(16)	(14)	(13)
Net interest income/(expense) and realized gain/(loss)	(8)	(1,310)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)
Other expenses	—	—	—	—	—	—	(1,723)	—	—
Total other income (expense)	$ (101)	$ (1,539)	$ (1,998)	$ 5,129	$ (1,697)	$ 1,166	$ (1,882)	$ 15	$ 1,941
Net income attributable to non-controlling interests in subsidiaries	$ 3,544	$ 2,368	$ 8,133	$ 2,648	$ 5,829	$ 12,154	$ 14,568	$ (150)	$ (977)
Realized performance allocations attributable to non-controlling interests	3,193	2,599	15,827	4,486	20,593	17,142	5,913	6,094	18,409
Unrealized performance allocations attributable to non-controlling interests	(16,724)	10,118	28,994	9,586	25,517	31,605	64,778	30,769	32,316
Total net income attributable to non-controlling interests	$ (9,987)	$ 15,085	$ 52,954	$ 16,720	$ 51,939	$ 60,901	$ 85,259	$ 36,713	$ 49,748

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period

BRIDGE INVESTMENT GROUP
31

32 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended June 30, 2022 Six Months Ended June 30, 2022 Balance as of beginning of period $14,657 $13,363 Increases (capital raised/deployment)4 985 2,550 Changes in fair market value 2 12 Decreases (liquidations/other)5 (102) (383) FEAUM as of end of period $15,542 $15,542 % Change 6% 16% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee-earning when raised or deployed, respectively, including any reinvestments in our open- ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended June 30, 2022 Six Months Ended June 30, 2022 Balance as of beginning of period $38,847 $36,315 New capital / commitments raised1 1,389 2,490 Distributions / return of capital2 (461) (1,044) Change in fair value and acquisitions3 2,194 4,208 AUM as of end of period $41,969 $41,969 % Change 8% 16%

Appendix

FEAUM by Fund (Unaudited)

	December 31,		June 30,
($ in millions)	2020	2021	2022
Bridge Debt Strategies Fund IV	$ 305	$ 1,133	$ 2,038
Bridge Opportunity Zone Fund IV	—	1,490	1,476
Bridge Multifamily Fund V	—	976	1,471
Bridge Multifamily Fund IV	1,574	1,284	1,342
Bridge Workforce Fund II	166	915	1,212
Bridge Debt Strategies Fund III	1,549	1,286	1,137
Bridge Opportunity Zone Fund III	1,028	1,019	1,019
Bridge Seniors Housing Fund II	769	805	797
Bridge Seniors Housing Fund I	626	626	626
Bridge Workforce Fund I	499	556	556
Bridge Office Fund I	500	499	499
Bridge Opportunity Zone Fund I	482	482	482
Bridge Opportunity Zone Fund II	408	408	408
Bridge Debt Strategies Fund II	678	354	280
Bridge Debt Strategies III JV Partners	416	308	264
Bridge Logistics U.S. Venture I	—	110	250
Bridge Opportunity Zone Fund V	—	—	240
Bridge Multifamily Fund III	401	269	228
Bridge Single-Family Rental Fund IV	—	—	227
Bridge Agency MBS Fund	104	123	194
Bridge Office Fund II	89	176	176
Bridge Debt Strategies IV JV Partners	—	129	158
Bridge Debt Strategies II JV Partners	343	195	152
Bridge Office I JV Partners	154	130	130
Bridge Net Lease Income Fund	—	29	95
Bridge Seniors Housing Fund III	33	33	57
Bridge Debt Strategies I JV Partners	18	18	18
Bridge Office II JV Partners	21	6	6
Bridge Multifamily III JV Partners	10	4	4
Bridge Debt Strategies Fund I	41	—	—
Total FEAUM by Fund	$ 10,214	$ 13,363	$ 15,542

BRIDGE INVESTMENT GROUP

33

Appendix

Fund Performance Summary - As of June 30, 2022 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Fund Committed Capital[2]	Unreturned Drawn Capital + Accrued Pref[3]	Total Investments: Cumulative Invested Capital[4]	Realized Proceeds[5]	Remaining Fair Value (RFV)[6]	Unrealized MOIC[7]	Total Fair Value (TFV)[8]	TFV MOIC[9]	Fund Gross IRR[10]	Fund Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2012)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	21.0 %	15.3 %
Bridge Multifamily II (Apr 2012, Mar 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	30.2 %	23.4 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	—	877	1,614	594	3.43x	2,208	2.52x	28.2 %	21.8 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,525	1,373	240	2,805	2.22x	3,045	2.22x	42.9 %	33.6 %
Total Multifamily Funds	3,222	1,525	3,005	3,398	3,399	2.41x	$ 6,797	2.26x	29.7 %	23.4 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	619	651	568	105	1,224	2.34x	1,329	2.34x	37.1 %	29.9 %
Total Workforce & Affordable Housing Funds	619	651	568	105	1,224	2.34x	1,329	2.34x	37.1 %	29.9 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	578	793	644	387	434	1.14x	821	1.27x	4.9 %	2.5 %
Bridge Seniors II (Mar 2017, Mar 2020)	820	809	720	207	771	1.34x	978	1.36x	10.0 %	6.9 %
Total Seniors Housing Funds	1,398	1,602	1,364	594	1,205	1.26x	$ 1,799	1.32x	7.0 %	4.3 %
Office										
Bridge Office I (Jul 2017, Jul 2020)	573	634	596	182	513	1.15x	695	1.17x	5.0 %	2.2 %
Bridge Office II (Dec 2019, to present)	208	202	205	24	272	1.44x	296	1.44x	28.9 %	19.5 %
Total Office Funds	781	836	801	206	785	1.23x	$ 991	1.24x	8.2 %	4.3 %
Total Equity Strategies Funds	$ 6,020	$ 4,614	$ 5,738	$ 4,303	$ 6,613	1.85x	$ 10,916	1.90x	23.6 %	17.7 %
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 262	$ 2	1.24x	$ 264	1.21x	8.3 %	5.7 %
Bridge Debt II (July 2016, July 2019)	1,002	242	2,500	2,673	296	1.32x	2,969	1.19x	11.5 %	8.9 %
Bridge Debt III (May 2018, May 2021)	1,624	1,062	5,359	4,838	1,100	1.29x	5,938	1.11x	12.6 %	9.8 %
Bridge Debt IV (Nov 2020, to present)	2,888	1,886	5,435	3,880	1,671	1.04x	5,551	1.02x	8.1 %	6.1 %
Total Debt Strategies Funds	$ 5,646	$ 3,190	$ 13,513	$ 11,653	$ 3,069	1.17x	$ 14,722	1.09x	11.4 %	8.8 %

Notes:

1. Does not include performance for(i) Opportunity Zone funds as such funds are invested in active development projects and have minimal stabilized assets, or (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. The returns presented above are those of the primary funds in each platform and not those of the Company. An investment in our Class A common stock is not an investment in any of our funds. The historical returns attributable to our platforms are presented for illustrative purposes only and should not be considered as indicative of the future returns of our Class A common stock or any of our current or future funds.
2. Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts).
3. Unreturned Drawn Capital plus Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund.
4. Cumulative Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments).
5. Realized Proceeds represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds.
6. Remaining Fair Value (RFV) represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Remaining Fair Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Remaining Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months.
7. Unrealized MOIC represents the Multiple of Invested Capital ("MOIC") for Total Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Invested Capital attributable to those unrealized investments.
8. Total Fair Value (TFV) represents the sum of Realized Proceeds and Remaining Fair Value, before management fees, expenses and carried interest.
9. TFV MOIC represents MOIC for Total Fair Value, divided by Cumulative Invested Capital.
10. Fund Gross IRR is an annualized realized and unrealized return to fund investors gross of management fees and carried interest.
11. Fund Net IRR is an annualized realized and unrealized return to fee-paying investors, net of management fees, fund-level expenses and carried interest. Net return information reflects average fund investor level returns, which may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Bridge Multifamily I and II funds reported their final IRRs in 2018 and 2019 respectively in a manner that includes a small share of affiliate capital who paid zero fees.

34

BRIDGE INVESTMENT GROUP

35 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q2 2022 GAAP Shares of Common Stock Outstanding 24,078,107 Unvested Participating Shares of Common Stock 4,999,699 Total Participating Shares of Common Stock 29,077,806 Participating Partnership Units 96,491,589 Unvested Participating Partnership Units 3,150,332 Total Shares Outstanding 128,719,727 Shareholder Dividends ($ in thousands, except per share data) Q2 2022 Distributable Earnings Attributable to the Operating Company $54,615 Less: 5% Holdback of Profits in the Operating Company to reinvest (2,731) Less: DE attributable to non-controlling interests in Operating Company (40,135) DE before Certain Payables Attributable to Common Stockholders $11,749 Less: Other Payables Attributable to Common Stockholders (2,937) DE Attributable to Participating Common Stockholders $8,812 Total Participating Shares of Common Stock 29,077,806 DE per Share $0.30 Less: Retained Capital per Share 0.00 Dividend per Share $0.30 Record Date Sep 2, 2022 Payment Date Sep 16, 2022

36 Appendix Reconciliation of GAAP Earnings per Share to Distributable Earnings per Share Q2 2022 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net Income Available to Common Shareholders 10,589 24,029,107 $ 0.44 Add: Income Allocated to unvested Participating Shares of Restricted Stock 2,351 Net Income Attributable to Bridge Investment Group Holdings Inc. 12,940 29,039,604 $ 0.44 Net income attributable to non-controlling interests in Operating Company 61,694 Net income attributable to non-controlling interests in subsidiaries of Operating Company 49,748 Net income 124,382 128,712,145 $ 0.97 Income tax provision 5,837 Income before provision for income taxes 130,219 128,712,145 $ 1.01 Depreciation and amortization 887 Less: Unrealized performance allocations (70,116) Plus: Unrealized performance allocations compensation 7,987 Less: Unrealized (gains)/losses (3,483) Plus: Share-based compensation 6,553 Less: Net realized performance allocations attributable to non-controlling interests (18,409) Less: Net income attributable to non-controlling interests in subsidiaries of Operating Company 977 Distributable Earnings attributable to the Operating Company 54,615 128,712,145 $ 0.42 Less: DE attributable to non-controlling interests in the Operating Company 42,256 99,672,541 0.42 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. 12,359 29,039,604 $ 0.42

37 Appendix Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations Profits Interest • Current plans expected to be collapsed over the next two years • 2019 profit interests converted on January 1, 2022 • Will result in a reduction in NCI and increase in Net Income to the Operating Company • Will result in an increase in share count; however, expected to be antidilutive to public shareholders Non-Controlling Interests ($ in thousands) For Three Months Ended June 30, 2022 NON-GAAP MEASURES INCOME STATEMENT Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 49,380 $ 49,380 $ — Transaction fees net 17,643 17,643 — Total Fund-level fee revenues 67,023 67,023 — Net earnings from Bridge property operators 2,108 2,108 — Development fees 793 793 — Fund administration fees 3,657 3,657 — Other asset management and property income 2,659 2,659 — Fee Related Revenues 76,240 76,240 — Cash-based employee compensation and benefits (30,120) (30,120) — Net administrative expenses (6,617) (6,617) — Fee Related Expenses (36,737) (36,737) — Total Fee Related Earnings 39,503 39,503 — Fee Related Earnings Margin 52% 52 % Total Fee Related Earnings attributable to non-controlling interests from 2020 Profits Interests 689 689 — Total Fee Related Earnings attributable to non-controlling interests from 2021 Profits Interests 518 518 — Total Fee Related Earnings attributable to non-controlling interests from subsidiaries of the Operating Company (230) (230) — Total Fee Related Earnings to the Operating Company 40,480 40,480 — Realized performance allocations and incentive fees 33,581 - 33,581 Realized performance allocations and incentive fees compensation (2,165) - (2,165) Net realized performance allocations attributable to non-controlling interests (18,409) - (18,409) Net insurance income 1,406 1,406 - Earnings from investments in real estate 1,251 1,251 - Net interest income/(expense) and realized gain/(loss) (1,529) (1,529) - Distributable Earnings Attributable to the Operating Company $ 54,615 $ 41,608 $ 13,007

38 Appendix Composition of Fund Management Fees ($ in MM)

39 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, net income attributable to non-controlling interests, charges (credits) related to corporate actions and non- recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations— Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability of to generate profits from fee-based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income, net insurance income, earnings from investments in real estate, net interest (interest income less interest expense), net realized gain/(loss), and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

40 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, and expenses attributable to non- controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of real estate-related services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.